Exhibit 10.15

AFFILIATED MANAGERS GROUP, INC.
AWARD AGREEMENT
THIS AGREEMENT is made effective as of ____________ (the “Grant Date”) between Affiliated Managers Group, Inc. (the “Company”) and the grantee named on Exhibit A hereto (the “Grantee”).

The Company hereby grants to the Grantee: (i) pursuant to the Company’s Executive Incentive Plan, as from time to time amended (the “EIP”), the cash portion so specified on Exhibit A, subject to the terms and conditions herein and in the EIP (the “EIP Portion”); and (ii) pursuant to the 2013 Incentive Stock Award Plan, as amended and/or restated from time to time (the “RS Plan” and, together with the “EIP”, the “Plans”), a restricted stock award consisting of the number of Shares specified on Exhibit A, subject to the terms and conditions set forth herein and in the RS Plan (the “RS Portion” and, together with the EIP Portion, the “Award”).

PART I. EIP TERMS. The following provisions shall be applicable to the EIP Portion of the Award.

1.Hypothetical Investment Election of EIP Portion. The Grantee hereby elects to invest the EIP Portion of the Award in the following hypothetical investment(s) in the following percentages. In the case of a hypothetical investment in common stock of the Company, the notional investment return shall be determined from the closing price of the Company’s common stock as of the Grant Date. In the case of a hypothetical investment in any of the funds listed below, the notional investment date shall be calculated on a calendar year basis, and the notional investment date for any hypothetical investment other than a notional investment in common stock of the Company shall be January 1, _____:

_______%	a notional investment in common stock of the Company

_______%	_____________ Fund
_______%    _____________ Fund

_______%    _____________ Fund

_______%    _____________ Fund

100%        Total

If this Section 1 is not fully completed and returned, the EIP Portion of the Award shall be invested as if the Grantee had selected a notional investment in Shares of the Company.

The Grantee acknowledges that he or she has a copy of the prospectus and/or the most recent Annual Report on Form 10-K, as supplemented, for the hypothetical investment(s) selected above, as the case may be, or has elected not to obtain such information. The Grantee further acknowledges that the hypothetical investment may cause the value which vests under the EIP Portion of the Award to be lower than the value of the EIP Portion of the Award on the Grant Date.

2.    Payment of the Award.
(a)    The vested portion of the amount payable with respect to the EIP Portion shall be promptly settled by the Company to the Grantee on or about ____________ (unless paid earlier pursuant to Section 2(a) or 2(c) of Part III below).

(b)    The Administrator, subject to the terms of the EIP and any other applicable limitations, shall determine whether to settle the EIP Portion of the Award in Shares or cash, or a combination thereof.
PART II. RS TERMS. The following terms shall be applicable to the RS Portion of the Award.
1.     Unvested Shares; Delivery of Certificates. With respect to unvested Shares held in book entry form, the Grantee agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof or otherwise take such steps as it deems necessary or appropriate to record and manifest any restrictions applicable to such Shares. The Grantee hereby appoints the Company as his/her attorney-in-fact (and agrees to take any requested action to accomplish such appointment) to take such actions as may be necessary or appropriate to transfer ownership of any Shares issued pursuant to the RS Portion of the Award that are unvested and forfeited pursuant to Section 2 of Part III hereof.
2.     Dividends; Other Rights. The Grantee’s rights to any cash (including without limitation any regular cash dividends) and any stock or other property (including without limitation any stock dividend) with respect to an unvested Share shall (i) be treated as unvested so long as such Share remains unvested, (ii) be forfeited if and when such unvested Share is forfeited, (iii) in the case of cash, be accumulated and paid, without interest, only upon, or promptly after, the date on which such Share has vested as set forth herein and in Exhibit A hereto (the “Vesting Date”) and (iv) in the case of any other distributable property, vest and be distributed only upon, or promptly after, the Vesting Date. References in this Agreement to Shares shall, as appropriate, include any restricted rights to cash or restricted property described in this Section 2 of Part II.
3.     83(b) Election. If, after speaking with his/her professional tax advisor, the Grantee is interested in making a so-called “83(b) election” with respect to the Shares, such election, to be effective, must be made in accordance with applicable regulations and within thirty (30) days following the Grant Date. The Company has made no recommendation to the Grantee with respect to the advisability of making such an election.
PART III. AWARD TERMS. The following terms shall be applicable to both the EIP Portion and the RS Portion of the Award.
1.Vesting and Performance Measure.
(a)    Vesting of the Award. Subject to both the discretion of the Administrator to accelerate the vesting schedule and Section 2 of this Part III below, each portion of the Award shall vest in the amounts and on the dates indicated on Exhibit A; provided that the Grantee remains in continuous Employment through the applicable Vesting Date. In addition, if any portion of the Award is subject to a Performance Measure, Section 1(b) of this Part III shall apply to such portion.
(b)    Performance Measure. Any portion of this Award subject to a Performance Measure shall be eligible to vest in accordance with Section 1(a) of this Part III only if the Compensation Committee has certified the attainment of the Performance Measure (unless the Performance Measure is of no further force or effect, as provided in Sections 2(a) and 2(c) of this Part III). If such Performance Measure remains in effect and the Compensation Committee certifies that it has not been attained, this Award shall terminate immediately and be of no further force or effect.
2.    Termination of Service. If the Grantee’s Employment terminates, the Award may be subject to earlier termination or accelerated vesting as set forth below.

(a)    Termination by Reason of Death or Disability. If the Grantee’s Employment terminates by reason of death or disability, this Award shall automatically fully vest at the time of such termination; provided, that, any portion of this Award subject to a Performance Measure shall only vest pursuant to this Section 2(a) if (i) the Compensation Committee has certified that the Performance Measure has been attained as of the date of termination or (ii) the attainment of the Performance Measure is not yet determinable as of such date (in which case such Performance Measure shall be of no further force or effect). (For the avoidance of doubt, if any portion of the Award is subject to a Performance Measure that the Compensation Committee (on or before the date of such termination) has certified has not been attained, the applicable portion shall terminate in accordance with Section 1(b) of this Part III.) Upon vesting pursuant to this Section 2(a), this Award shall be settled and paid within ninety (90) days of such termination, subject to Section 10 below (if applicable).
(b)    Other Termination. If the Grantee’s Employment terminates for any reason other than death or disability, this Award shall, to the extent not already vested pursuant to Section 1 of this Part III, terminate immediately and be of no further force or effect. The Administrator’s determination of the reason that the Grantee’s Employment has terminated shall be conclusive and binding on the Grantee and his or her representatives, legal guardians or legatees. Following a termination described in this Section 2(b), the portion of the EIP Portion of the Award that has vested as of the date of such termination shall be settled and paid in accordance with Section 2(a) of Part I, subject to Section 10 of this Part III.

(c)    Change of Control. Notwithstanding anything to the contrary herein or in the Plans, in the event of termination of Grantee’s Employment (i) by the Company without Cause or (ii) by the Grantee for Good Reason, in either case occurring within the two-year period following a Change of Control, this Award shall automatically fully vest at the time of such termination; provided, any portion of this Award subject to a Performance Measure shall only vest pursuant to this Section 2(c) if (i) the Compensation Committee has certified that the Performance Measure has been attained on or before the date of termination or (ii) the attainment of the Performance Measure is not yet determinable as of such date (in which case such Performance Measure shall be of no further force or effect). (For the avoidance of doubt, if any portion of the Award is subject to a Performance Measure that the Compensation Committee (on or before the date of such termination) has certified has not been attained, the applicable portion shall terminate in accordance with Section 1 of this Part III.) Upon vesting pursuant to this Section 2(a), this Award shall be settled and paid within ninety (90) days of such termination, subject to Section 10 below (if applicable).

3.    Noncompetition, Intellectual Property and Confidentiality.
(a)    During the term of the Grantee’s Employment (or other applicable service relationship) with the Company or any of its subsidiaries or Affiliates and for two (2) years thereafter, the Grantee: (i) will not, directly or indirectly, whether as owner, partner, shareholder, member, consultant, agent, employee, co-venturer or otherwise, engage, participate or invest in any Competing Business (as hereinafter defined) (provided, however, that nothing in this clause (i) shall prohibit the Grantee from acting as an agent for a Competing Business in the course of his or her Employment (or other applicable service relationship) for a business which is not a Competing Business); (ii) will not, directly or indirectly, take any action to negotiate or discuss with any person or entity or solicit or entertain from any person or entity, any investment, purchase, proposal, offer or indication of interest regarding (A) any investment in any entity in which the Company or any of its subsidiaries or Affiliates holds any securities or other investment interests or (B) any investment in any other entity with whom the Company or any of its subsidiaries or Affiliates is or was discussing or negotiating any possible investment therein at any time during the one (1) year preceding the termination (if any) of the Grantee’s Employment (or other applicable service relationship) with the Company or any of its subsidiaries or Affiliates; (iii) will refrain from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave Employment with the Company and its subsidiaries or Affiliates (other than terminations of Employment of subordinate employees undertaken in the course of the Grantee’s Employment with the Company or any of its subsidiaries or Affiliates); and (iv) will refrain from soliciting or encouraging any client or other person or entity to terminate or otherwise modify adversely its business relationship with the Company and its subsidiaries and Affiliates. The Grantee understands that the restrictions set forth in this Section 3(a) are intended to protect the Company’s and its subsidiaries’ and Affiliates’ interest in its confidential information and established employee and client relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose. For purposes of this Agreement, the term “Competing Business” shall mean a business or a division of a business, conducted anywhere in the United States of America which, as a primary or substantial part of its business, invests in or undertakes other similar and related activities with respect to, investment managers and advisers. Notwithstanding the foregoing, the Grantee may own up to five percent (5%) of the outstanding stock of a publicly held corporation which constitutes or is affiliated with a Competing Business.

(b)    The Grantee agrees and acknowledges that any and all presently existing business of the Company and its subsidiaries and Affiliates and all business developed by the Company, any of its subsidiaries or Affiliates, the Grantee and/or any other employee (or other service provider) of the Company and its subsidiaries and Affiliates, including without limitation all client lists, the Company’s deal structures (as represented by the transactions it has completed, attempted or actually proposed), compensation records, agreements, and any other incident of any business developed by the Company or carried on by the Company and all trade names, service marks and logos under which the Company, its subsidiaries and its and their Affiliates do business, including without limitation “Affiliated Managers Group” and any combinations or variations thereof and all related logos, are and shall be the exclusive property of the Company or such subsidiary or Affiliate, as applicable, for its or their sole use, and (where applicable) amounts received in respect of the foregoing shall be payable directly to the Company or such subsidiary or Affiliate. The Grantee acknowledges that, in the course of performing services for the Company and otherwise, the Grantee will from time to time have access to information concerning the Company’s, its subsidiaries’ or its Affiliates’ current or proposed businesses, technologies, business relationships, clients, personnel, processes, operations, strategies, plans, methods, investment recommendations, investment processes, investment methodologies, products, confidential records, manuals data, client and contact lists, trade secrets or financial, corporate, marketing or personnel affairs, which the Company or such subsidiary or Affiliate has not released to the general public and all memoranda, notes, papers, items and tangible media related to thereto (collectively, “Proprietary Information”). The Grantee agrees that Proprietary Information of the Company or any subsidiary or Affiliate thereof is and will be the exclusive property of the Company or such subsidiary or Affiliate, as the case may be, and further agrees to always keep secret and never (during the term of this Agreement or thereafter) publish, divulge, furnish, use or make accessible to anyone (other than in the regular business of the Company or any subsidiary or Affiliate thereof or otherwise at the Company’s request) such Proprietary Information. Anything contained herein to the contrary notwithstanding, this Section 3(b) shall not apply to any knowledge, information or property which (i) is generally known or available to the public or in the public domain, (ii) has been previously disclosed or made available to the public, unless the Grantee knows or has reason to know that such disclosure or availability was the direct or indirect result of the violation or breach of a confidentiality or non-disclosure obligation, or (iii) is required to be disclosed or delivered by any court, agency or other governmental authority or is otherwise required to be disclosed by law.
(c)    The Grantee will make full and prompt disclosure to the Company of all inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets and other works of authorship (collectively, “Developments”), whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by the Grantee (alone or jointly with others) or under Grantee’s direction during Grantee’s Employment. The Grantee acknowledges and confirms that the Grantee hereby assigns and transfers, and will assign and transfer, to the Company and its successors and assigns all the Grantee’s right, title and interest in all Developments that (i) relate to the business of the Company, any subsidiary or Affiliate or any customer of or supplier to the Company or any of the products or services being researched, developed, manufactured, serviced, licensed or sold by the Company or which may be used with such products or services; or (ii) result from tasks assigned to the Grantee by the Company, a subsidiary or an Affiliate; or (iii) result from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, a subsidiary or an Affiliate (“Company-Related Developments”), and all related patents, patent applications, trademarks and trademark applications, copyrights and copyright applications, and other intellectual property rights in all countries and territories worldwide and under any international conventions (“Intellectual Property Rights”).
(d)    Upon termination of the Grantee’s Employment for any reason, all Proprietary Information in the Grantee’s possession or control shall be returned to the Company and remain in its possession. The Grantee will cooperate fully with the Company and its subsidiaries and Affiliates, both during Employment and following termination of Employment for any reason, in order for the Company and its subsidiaries and Affiliates to enforce and protect any of their rights and interests with respect to Proprietary Information, Company-Related Developments, and Intellectual Property Rights in Company-Related Developments, including without limitation whatsoever, signing all papers, copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney which the Company may deem necessary or desirable in order to protect such rights and interests.
4.    Nondisparagement. In exchange for the consideration herein, the Grantee agrees that he or she will not make any disparaging, derogatory, damaging, and/or critical statements concerning the Company or any subsidiaries or Affiliates or any of their respective affiliates, partners, officers, directors, employees, services, products and/or activities.
5.    Third-Party Agreements and Rights. The Grantee hereby confirms that he or she is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Grantee’s use or disclosure of information or the Grantee’s engagement in any business. In the Grantee’s work for the Company or any of its subsidiaries or Affiliates, the Grantee will not disclose or use any information in violation of any rights of any such previous employer or other party.
6.    Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution or as permitted by the Administrator. The Grantee may transfer, without consideration for the transfer, the Award to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee (and, as required by the Administrator, the beneficiaries or members of such transferee) agrees in writing with the Company to be bound by all of the terms and conditions of the Plans and this Agreement.
7.    Miscellaneous.
(a)    The Grantee acknowledges and agrees that the Company will (i) hold all Shares granted or issued pursuant to this Award on behalf of the Grantee, until such time as the Grantee submits a request for distribution in the form of Annex A hereto, and (ii) exercise voting rights and take all other corporate actions for any Shares granted or issued pursuant to this Award for such time as the Shares (whether vested or unvested) may be held by the Company on behalf of the Grantee, unless the Grantee provides written notice to the Vice President of Human Resources to the contrary.
(b)    Notice hereunder shall be given (i) to the Company at its Prides Crossing location, and (ii) to the Grantee at the address on file in the Company’s records, or in either case at such other address as one party may subsequently furnish to the other party in writing.
(c)    This Award does not confer upon the Grantee any rights with respect to continuance as an employee (or other service provider) of the Company or any of its subsidiaries or Affiliates.
(d)    Pursuant to the provisions of the applicable Plan, the Administrator may at any time amend or cancel any outstanding portion of this Award for any purpose that may at the time be permitted by law, but no such action may be taken that materially and adversely affects the Grantee’s rights under this Agreement without the Grantee’s consent.
(e)    Notwithstanding anything herein to the contrary, this Award shall be, and the Grantee hereby acknowledges that it is, subject to and governed by all the terms and conditions of the applicable Plan.
8.    Withholding. To the extent permitted by law, the Company, the Grantee’s employing company or its agents shall have the right to withhold or deduct from any distributions (including any Shares acquired or otherwise deliverable and the payment of dividends with respect to such Shares) or payments to the Grantee the minimum amount of taxes required to be withheld or deducted by federal, state or local governments. The Grantee expressly acknowledges and agrees that his or her rights hereunder are subject to his or her promptly paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion, including, if the Administrator so determines, by the delivery of previously acquired Shares or Shares acquired hereunder or by the withholding of amounts from any payment hereunder) the minimum amount of taxes required to be withheld in connection with such award, vesting or payment. Such payment by the Grantee shall be made no later than the date as of which any Shares or other amounts provided hereunder first become includable in the gross income of the Grantee for U.S. federal income tax purposes.
9.    Pensionable Pay. For Grantees that are non-U.S. employees, the Award shall not form part of the Grantee’s pensionable pay.
10.    Section 409A.
(a)    This Agreement is intended either to be exempt from or compliant with Section 409A of the Code (including the Treasury Regulations and guidance promulgated thereunder, “Section 409A”), and all provisions of this Agreement shall be construed and administered accordingly.
(b)    Notwithstanding anything to the contrary in this Agreement, if the Grantee is determined by the Administrator to be a “specified employee” within the meaning of Section 409A at the time of the Grantee’s separation from service, any and all payments, settlements or distributions under this Agreement that constitute nonqualified deferred compensation under Section 409A and that would (but for this provision) be paid, settled or distributed within six (6) months following the date of termination will be delayed until the earlier of (i) the date that is six (6) months and one day following the Grantee’s separation from service, and (ii) the date of the Grantee’s death.

(c)    In no event shall the Company or any of its subsidiaries or Affiliates have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.
11.    Definitions. Except as otherwise expressly provided, all terms used herein shall have the same meaning as in the EIP or the RS Plan, as applicable. For purposes of this Agreement, as applicable, the following terms shall have the following meanings:

(a)	“Administrator” shall be defined as the Compensation Committee and, as applicable, any permitted delegate thereof.
(b)    “Affiliate” shall be defined as set forth in the RS Plan.
(c)    “Cause” means any of the following:
(i)    the Grantee’s engagement in any criminal act which is or involves a serious felony offense, a violation of federal or state securities laws (or equivalent laws of any country or political subdivision thereof), embezzlement, fraud, wrongful taking or misappropriation of property, or theft or any other crime involving dishonesty;
(ii)    the Grantee’s willful or grossly negligent failure to perform duties owed to the Company or an Affiliate;
(iii)    the Grantee’s willful violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company or any of its subsidiaries or Affiliates is a member; or
(iv)    the Grantee’s willful violation of any Company policy or any applicable policy of any of its Affiliates concerning confidential or proprietary information, or material violation of any other Company or applicable Affiliate policy or written agreement as in effect from time to time.
The determination as to whether “Cause” has occurred shall be made by the Administrator. The Administrator shall also have the authority to waive the consequences under the Plan of the existence or occurrence of any of the events, acts or omissions constituting “Cause.” If, subsequent to the Grantee’s termination of Employment for other than Cause, it is determined that the Grantee’s Employment could have been terminated for Cause, the Grantee’s Employment shall be deemed to have been terminated for Cause retroactively to the date the events giving rise to such Cause occurred. Notwithstanding the foregoing, if the Grantee is party to an employment, severance-benefit, change in control or similar agreement with the Company that contains a definition of “Cause” (or a correlative term), such definition will apply (in the case of such Grantee for purposes of this Agreement) in lieu of the definition set forth above during the term of such agreement.
(d)    “Change of Control” shall be defined as set forth in the RS Plan.
(e)    “Employment” shall be defined as set forth in the RS Plan.
(f)    “Good Reason” shall mean any of the following events or conditions occurring without the Grantee’s express written consent, provided that the Grantee shall have given notice of such event or condition within 90 days of the initial existence of such event or condition and the Company shall not have remedied such event or condition within 30 days after receipt of such notice:
(i)    a materially adverse alteration in the nature or status of the Grantee’s duties or responsibilities;

(ii)    a material reduction in the Grantee’s annual base salary or any target bonus, other than an across-the-board reduction that applies to the Grantee and similarly-situated employees; or
(iii)    a change of 50 miles or more in the Grantee’s principal place of Employment, except for required travel on business to an extent substantially consistent with the Grantee’s business travel obligations.

            Notwithstanding the foregoing, if the Grantee is party to an employment, severance-benefit, change in control or similar agreement with the Company that contains a definition of “Good Reason” (or a correlative term), such definition will apply (in the case of such Grantee for purposes of this Agreement) in lieu of the definition set forth in the preceding sentence during the term of such agreement.
(g)    “Performance Measure” means (i) a Performance Measure (as defined in the EIP) for a Performance Period established by the Compensation Committee in accordance with the EIP and/or (ii) a Performance Criteria for a Performance Period established by the Compensation Committee in accordance with the RS Plan, each as set forth on Exhibit A.
(h)    “Shares” means shares of common stock, par value $0.01 per share, of the Company.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the Grant Date.

AFFILIATED MANAGERS GROUP, INC.

By: __________________________
John Kingston, III
Vice Chairman, General Counsel and Secretary

Please execute this Agreement and return it to the Vice President of Human Resources.

_______________________________
Grantee

[Form of Award Agreement]